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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports: dated February 16, 1998, with respect to the financial statements and schedule of Genesis Direct, Inc.; dated June 6, 1997, with respect to the financial statements of Manny's Baseball Land, Inc.; and dated January 30, 1998 with respect to the financial statements of Select Service & Supply Co., Inc. in Amendment No. 3 to the Registration Statement (Form S-1, No. 333-47455) and related Prospectus of Genesis Direct, Inc. for the registration of 10,125,000 shares of its common stock.

                                            /s/ Ernst & Young LLP

Hackensack, New Jersey

April 30, 1998